QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DIVIDEND CAPITAL TRUST INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

DIVIDEND CAPITAL TRUST INC.
518 17th STREET, SUITE 1700
DENVER, COLORADO 80202

Dear Shareholder:

        You are cordially invited to attend the 2004 Annual Meeting of shareholders (the "Meeting") of Dividend Capital Trust Inc. to be held on June 15, 2004 at 10:00 a.m. local time at our corporate offices located at 518 17th Street, Suite 1700, Denver, Colorado.

        At the Meeting, we will ask our shareholders to:

(1)
Elect seven directors to hold office for one year terms expiring in 2005; and

(2)
To transact such other business as may properly come before the meeting, or any adjournment thereof.

        The attached Proxy Statement contains details of the proposals to be voted on at the meeting and other important matters. We encourage you to read the Proxy Statement carefully.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

        We cordially invite all shareholders to attend the meeting. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

Sincerely,

Evan H. Zucker Chief Executive Officer

DIVIDEND CAPITAL TRUST INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2004

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Dividend Capital Trust Inc., a Maryland corporation, (the "Company") will be held at our corporate office at 518 17th Street, Suite 1700, Denver, Colorado on June 15, 2004, at 10:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

(1)
Elect seven directors to hold office for one year terms expiring in 2005; and

(2)
To transact such other business as may properly come before the meeting, or any adjournment thereof.

        The Board of Directors has fixed April 15, 2004 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Solely holders of record of our common stock as of April 15, 2004 at the close of business on that day will be entitled to vote at the annual meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

By Order of the Board of Directors

Evan H. Zucker Chief Executive Officer and Secretary Denver, Colorado April 29, 2004

DIVIDEND CAPITAL TRUST INC.
518 17th STREET, SUITE 1700
DENVER, COLORADO 80202

PROXY STATEMENT

        The accompanying Proxy is solicited by the Board of Directors of Dividend Capital Trust Inc., a Maryland corporation (the "Company"), for use at an Annual Meeting of Shareholders (the "Meeting") to be held on June 15, 2004 at 10:00 a.m. local time, or any adjournment thereof, at which shareholders of record at the close of business on April 15, 2004 shall be entitled to vote. This proxy statement, proxy card and our 2003 annual report to shareholders are being mailed to you on or about April 29, 2004.

About the Meeting

Who is entitled to vote at the Meeting?

        Only holders of record of our common stock at the close of business on April 15, 2004 are entitled to receive notice of and to vote at the Meeting or at any postponement or adjournment of the Meeting. On the record date, there were 25,062,094 issued and outstanding shares of common stock, each of which is entitled to cast one vote.

What constitutes a quorum?

        The presence in person or by proxy of shareholders representing a majority of all the votes entitled to be cast constitutes a quorum.

What are the voting rights of shareholders and what vote is needed to approve the election of each of the nominees as director?

        Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder's name on the record date. With respect to the election of directors, each share may be voted for as many individuals as there are directors to be elected. A plurality of all the votes cast shall be sufficient to elect a director. Any other proposal must receive the affirmative vote of holders of not less than a majority of all the shares entitled to vote thereon.

How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the nominees for director and as recommended by the Board of Directors with regard to all other matters in its discretion.

        Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, who will determine whether or not a quorum is present. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by giving written notice to our Secretary expressly revoking the proxy, by signing and forwarding to us a proxy dated later, or by attending the Meeting and personally voting the common stock owned of record by you. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of proxy were first sent or given to shareholders.

Who pays the costs of soliciting proxies?

        We will bear the cost of any solicitation of proxies. We may retain a proxy solicitor to assist in the solicitation or proxies. We also may use the services of our directors, officers, employees and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and shareholders of record to forward solicitation materials to the beneficial owners of stock held of record by such persons. We may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

How can I communicate with the Company?

        The Company provides the opportunity for shareholders to communicate with the members of the Board. The means for communicating with members of our Board may be found on our website at www.dividendcapital.com.

CERTAIN INFORMATION ABOUT MANAGEMENT

Information Regarding the Board of Directors and Committees

        Our entire Board of Directors considers all major decisions concerning our business. However, our board has established an Investment Committee, Audit Committee and Compensation Committee so that issues arising in these areas can be addressed in more depth and with greater frequency than may be possible with a full board meeting.

  Investment Committee

        The Investment Committee's primary function is to review, evaluate and ultimately vote to approve acquisitions proposed by our advisor of up to $25 million. Proposed acquisitions in excess of $25 million require approval by the Board of Directors, including a majority of the independent directors. The Investment Committee is required to include three directors, at least two of whom must be independent directors, and is currently comprised of Tripp H. Hardin, John C. O'Keeffe and Thomas G. Wattles. The Investment Committee was formed in December 2003 and therefore did not meet in 2003. All acquisitions in 2003 were approved by the entire board.

  Audit Committee

        The Board of Directors of the Company has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets on a regular basis at least annually and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process all in accordance with our Audit Committee Charter. The Audit Committee is comprised of three directors, two of whom shall be independent directors. The Audit Committee is currently comprised of Tripp H. Hardin, John C. O'Keeffe and Thomas G. Wattles. Mr. Wattles qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee operates under a written charter that was originally adopted in July 2002. A copy of the charter is attached as Appendix A. The Audit Committee met four times during 2003.

  Compensation Committee

        Our Board of Directors has established a Compensation Committee to administer our Employee Option Plan. The Compensation Committee is comprised of three directors, two of whom shall be independent directors. The primary function of the Compensation Committee is to administer the granting of stock options to selected employees of our advisor and our property manager based upon recommendations from our advisor, and to set the terms and conditions of such options in accordance with the Employee Option Plan. The Compensation Committee is currently comprised of James R. Mulvihill, Robert F. Masten and Lars O. Soderberg. The Compensation Committee met one time during 2003.

  Nominating Committee

        The Company does not have a standing nominating committee. Our Board of Directors has determined that it is appropriate for the Company not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of our Board of Directors.

        Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of our Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice and at the time of the Annual Meeting of shareholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the Company's Bylaws.

        Each member of our Board of Directors participates in the consideration of director nominees. The process followed by our Board of Directors to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our board. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board of Directors applies criteria including the candidate's integrity, business acumen, knowledge of the Company's business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Shareholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, the Board of Directors will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Independent Public Accountants

        The consolidated financial statements of Dividend Capital Trust Inc. as of December 31, 2003 and 2002, and for the year ended December 31, 2003, and for the period from inception (April 12, 2002) to December 31, 2002, were audited by KPMG LLP, independent accountants. KPMG LLP representatives will be present at the annual meeting of shareholders and will have the opportunity to make a statement if they desire to do so. In addition, the KPMG LLP representatives will be available to respond to appropriate questions posed by any shareholders.

Report of the Audit Committee

        The following Report of the Audit Committee to shareholders is not "soliciting material" and is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (Securities Act) or the Securities Exchange Act of 1934 (Exchange Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        At a meeting held on February 18, 2004, the Board of Directors of the Company, including a majority of the independent directors, acting on the recommendation of the Audit Committee of the Company, selected KPMG LLP to act as independent accountants for the Company for the fiscal year ending December 31, 2004. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence with respect to the Company. The Company knows of no direct financial or material indirect financial interest of KPMG LLP in the Company.

        The Company's financial statements for the fiscal year ended December 31, 2003 were audited by KPMG LLP. The Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company. The Audit Committee has further discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Company's most recent annual report.

    Tripp H. Hardin, Member of the Audit Committee
    John C. O'Keeffe, Member of the Audit Committee
    Thomas G. Wattles, Member of the Audit Committee

Audit Fees

        The Company engaged KPMG LLP to perform the annual audit and related quarterly reviews for the years ended December 31, 2002 and 2003. The fees incurred by the Company related to these audits and reviews were $46,000 and $38,500, respectively, for the 2002 and 2003 annual audits and quarterly reviews.

        In addition to the annual audits, KPMG LLP also has performed various property audits pursuant to Rule 3-14. The fees incurred for such services totaled $67,250 for the year ended December 31, 2003. There were no fees incurred in 2002 related to property audits pursuant to Rule 3-14.

Audit-Related Fees

        In addition to the annual audit, KPMG LLP also performed other audit-related services reviews of certain registration statements and post-effective amendments to such registration statements, as well as other work in connection with other SEC filings. The total fees incurred in 2003 for these services totaled $57,485 and none were incurred in 2002.

Tax Fees and All Other Fees

        The Company has not engaged KPMG LLP to perform any tax related services or other services outside the scope of services discussed above.

Audit Committee Pre-approval

        The audit committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace independent public accountants (or to recommend such replacement for shareholder approval in any proxy statement, if applicable). The audit committee shall approve the fees and other compensation to be paid to the independent public accountants. The audit committee shall be primarily responsible for monitoring the independence and performance of the Company's independent public accountants. The independent public accountants shall be ultimately accountable to the Board of Directors and the audit committee.

        In discharging its oversight role, the audit committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, including the independent auditors. The audit committee shall have the resources and authority appropriate to discharge its duties and responsibilities.

        In addition, the audit committee shall review the independent public accountants audit plan and engagement letter which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. The audit committee shall also review the scope of non-audit services performed for the Company by the independent auditors and approve any significant non-audit relationship with the independent auditors.

        The audit committee has approved all the audit and audit related work conducted by KPMG LLP in 2002 and 2003. Additionally, the audit committee has approved KPMG LLP to perform the 2004 quarterly reviews, review of related registration statements and the necessary property audits to comply with Rule 3-14. EKS&H PC was also approved by the audit committee to perform property audits to comply with Rule 3-14.

        The Audit Committee of the Company has considered whether the provision of non-audit services and the provision of services to affiliates of the Manager is compatible with maintaining the independence of KPMG LLP.

OTHER BOARD MATTERS

Board Meetings and Directors' Attendance

        There were 16 board meetings held in 2003. No incumbent director attended less than 75% of the total number of board meetings and Audit Committee and Compensation meetings held in 2003 during the incumbent's term as a director. The Board of Directors of the Company does not have a standing nominating committee.

Compensation of Directors

        On February 25, 2004, the Board of Directors approved a change in the amount paid to the independent directors. Before the change in compensation the Company paid each of its independent directors $2,500 per quarter plus $1,000 for each board meeting attended and $500 for each committee meeting attended. Effective February 25, 2004, the compensation paid to the independent directors will be $5,000 per quarter plus $1,000 for each board meeting or committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. If a director also is an officer of the Company, no separate compensation is paid for services rendered as a director.

        The Company has also adopted the Independent Director Option Plan and the Employee Option Plan. As of December 31, 2003, there were 40,000 options outstanding under the Independent Director Option Plan and there were no options outstanding under the Employee Option Plan.

Director Nominees and Executive Officers

        We have provided below certain information about the Company's nominees for election as directors for a term expiring in 2005. Messrs. Wattles, Zucker and Mulvihill are also the executive officers of the Company.

Name	Age	Position	Position Held Since
Thomas G. Wattles	52	Chief Investment Officer and Director	2003
Evan H. Zucker	38	Chief Executive Officer, President, Secretary and Director	2002
James R. Mulvihill	39	Chief Financial Officer and Director	2002
Tripp H. Hardin, III	42	Director*	2002
Robert F. Masten	54	Director*	2002
John C. O'Keeffe	44	Director*	2002
Lars O. Soderberg	44	Director*	2002

*
Independent Director

        Thomas G. Wattles, age 52, is the Chairman, Chief Investment Officer and a director of Dividend Capital Trust, a manager and Chief Investment Officer of Dividend Capital Advisors and a manager of Dividend Capital Property Management. Mr. Wattles is a principal of Black Creek Capital, LLC which he joined in February 2003. From November 1993 to March 1997, Mr. Wattles served as Co-Chairman and Chief Investment Officer of ProLogis Trust (NYSE: PLD), and served as Chairman between March 1997 and May 1998. ProLogis is a publicly-traded industrial REIT. Mr. Wattles was a Managing Director of Security Capital Group Incorporated ("Security Capital Group") and was with Security Capital Group in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is a director of Regency Centers Corporation (NYSE: REG) and chairs its Investment Committee. Mr. Wattles holds a Bachelor's degree and an MBA degree from Stanford University.

        Evan H. Zucker, age 38, is the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust Inc. Mr. Zucker is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and as of March 31, 2004 with Mr. Mulvihill and other affiliates has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of approximately 126 real estate projects with an aggregate value in excess of approximately $930 million. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR), which is currently an industrial, office and logistics REIT. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker graduated from Stanford University with a Bachelor's degree in Economics.

        James R. Mulvihill, age 39, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a manager of both Dividend Capital Advisors and Dividend Capital Property Management. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. He is also a co-founder and Chairman of the Board of Corporate Properties of the Americas ("CPA"). CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties (a Sam Zell controlled investment company), is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. To date, CPA has developed and or acquired over 7 million square feet of industrial buildings and developed two industrial parks totaling over 500 acres. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and as of March 31, 2004 with Mr. Zucker and other affiliates has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of approximately 126 real estate projects with an aggregate value in excess of approximately $930 million. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (now known as Keystone Property Trust, NYSE: KTR) which is currently an industrial, office and logistics REIT. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree from Stanford University in Political Science.

        Tripp H. Hardin, age 42, is an independent director of Dividend Capital Trust. Mr. Hardin is a Vice President of Grubb & Ellis, and he has been active in real estate activities since 1984, focusing primarily on the sale and leasing of industrial, office and commercial properties. He has also been active in real estate investment and build-to-suit transactions. Mr. Hardin graduated from Stanford University with a Bachelor of Science Degree.

        Robert F. Masten, age 54, is an independent director of Dividend Capital Trust. Mr. Masten has been active in commercial real estate transactions and title insurance matters since 1972. Mr. Masten is currently a Senior Vice President of Chicago Title Company, Denver, Colorado. Prior to joining Chicago Title Company, from 1993 to 2003, Mr. Masten had been a Senior Vice President of North American Title Company, Denver, Colorado, where he has provided title insurance for commercial real estate transactions. Prior to joining North American Title Company he was with Land Title Guaranty Company for 16 years. Before joining Land Title, Mr. Masten leased, managed and sold properties for 33 different syndicates for which Perry & Butler was the general partner. Mr. Masten graduated from the University of Colorado with a Doctorate Degree in Arts and Sciences.

        John C. O'Keeffe, age 44, is an independent director of Dividend Capital Trust. Mr. O'Keeffe has been active in real estate construction activities since 1987. Since 1987 he has served as a project manager for Wm. Blanchard Co., Springfield, New Jersey, where he has been responsible for the construction of large healthcare projects. Mr. O'Keeffe graduated from Denison University with a Bachelor's Degree in English Literature.

        Lars O. Soderberg, age 44, is an independent director of Dividend Capital Trust. Mr. Soderberg has been employed by Janus Funds since 1995. He is currently a Vice President and Managing Director of Janus Institutional Services, where he is responsible for the development, marketing and distribution of Janus' investment products to the institutional market place. Prior to joining Janus, Mr. Soderberg was employed by Fidelity Investments for approximately 14 years. He is Treasurer and a member of the Board of Directors of the National Defined Contribution Council and a member of the Association of Investment Management Sales Executives. Mr. Soderberg graduated from Denison University with a Bachelor of Arts Degree in History.

EXECUTIVE COMPENSATION

        The Company currently has no paid employees. Day-to-day management functions are performed by the advisor, and related affiliates.

        The Company's executive officers are all employees of the advisor. The Company does not pay any of these individuals for serving in their respective positions. See "Certain Relationships and Related Transactions" below for a discussion of fees paid to the advisor and other affiliated companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisor

        Certain of our officers and directors also actively participate in management of our advisor. Our advisor has certain contractual responsibilities to Dividend Capital Trust and its shareholders pursuant to the Advisory Agreement. Our advisor is managed by: John A. Blumberg; James R. Mulvihill; Thomas G. Wattles; Thomas I. Florence; James D. Cochran; Matthew T. Murphy; Teresa L. Corral; Michael J. Ruen; Matthew R. Holberton; Gregory D. Skirving; Evan H. Zucker; and Daryl H. Mechem.

        John Blumberg, James Mulvihill, Thomas Wattles; Thomas I. Florence and Evan Zucker will have control and primary responsibility for the management decisions of our advisor and certain of its affiliates, including the selection of investment properties to be recommended to our Board of Directors, the negotiations for these investments, and the property management and leasing of these properties. Our advisor will attempt to invest in commercial real estate properties, consisting primarily of high-quality industrial buildings net leased to creditworthy corporate tenants.

        Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause operating expenses to exceed the greater of: (1) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before reserves for depreciation; or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and /or accounting purposes such as the acquisition and advisory fees payable to our advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the four consecutive fiscal quarters then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        Our advisor and its affiliates will be paid fees in connection with services provided to us. In the event the Advisory Agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated fees earned prior to the termination. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

        We paid approximately $4.4 million in acquisition and advisory fees to our advisor with respect to the year ended December 31, 2003.

        Our advisor also receives reimbursement of up to 2.0% of gross offering proceeds for organization and offering expenses, including legal, accounting, printing and other accountable offering expenses. We paid approximately $3.7 million to our advisor as reimbursement for organization and offering expenses expended on our behalf with respect to the year ended December 31, 2003.

        Our advisor also receives an asset management fee of up to 0.75% of gross offering proceeds for managing the Company's assets in excess of $170 million. The asset management fee is paid on cumulative assets in excess of $170 million and as such we did not pay our advisor an asset management fee with respect to the year ended December 31, 2003.

        Our advisor currently owns 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. Our advisor may not sell any of these units during the period it serves as our advisor. Dividend Capital Trust, which serves as the general partner of our operating partnership, currently owns 200 general partnership units for which it contributed $2,000. Dividend Capital Trust, as of December 31, 2003, owned approximately 12,470,400 limited partnership units or 99.9% of our operating partnership. The parent of our advisor owns all of the Special Units, for which it contributed $1,000. An affiliate of our advisor also owns 200 shares of Dividend Capital Trust, which it acquired upon the initial formation of Dividend Capital Trust. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although our advisor and its affiliates generally are not prohibited from acquiring our common stock, our advisor has no options or warrants to acquire shares and has no current plans to acquire shares. The affiliate of our advisor which owns outstanding shares has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates.

Our Property Manager

        As of December 31, 2003, all of our properties were managed by third party property managers. However, in the future some or all of our properties may be managed and leased by Dividend Capital Property Management LLC, our property manager. Our property manager is an affiliate of our advisor. Our property manager is currently managed and directed by John A. Blumberg, James R. Mulvihill, Thomas G. Wattles, Thomas I. Florence and Evan H. Zucker.

Our Dealer Manager

        Dividend Capital Securities LLC, our dealer manager, is an affiliate of both our advisor and our property manager.

        Our dealer manager is paid a fee of up to 2.0% of gross offering proceeds. Our dealer manager, in its sole discretion, may re-allow a portion of its dealer manager fee of up to 1.0% of the gross offering proceeds to be paid to such participating broker-dealers as a marketing fee and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers, marketing support and bona fide conference fees incurred. Our dealer manager is also paid a servicing fee up to 1% of the undiscounted selling price of the shares issued pursuant to our distribution reinvestment plan. Our dealer manager has and intends to continue to re-allow the 1% servicing fee to participating broker dealers. We paid approximately $3.0 million of dealer manager fees during the fiscal year ended December 31, 2003.

        Our dealer manager is also paid a sales commission of up to 6.0% of gross offering proceeds (all or substantially all of which we expect to be re-allowed or paid to participating broker-dealers). We paid approximately $8.2 million to our dealer manager in connection with sales commission with respect to the fiscal year ended December 31, 2003. All of the commissions paid to our dealer manager were re-allowed to participating broker-dealers.

STOCK OWNERSHIP

        The following table sets forth information as of March 15, 2004 regarding the number and percentage of shares beneficially owned by: (i) each director; (ii) each executive officer; (iii) all directors and executive officers as a group; and (iv) as of March 15, 2004, any person known to the Company to be the beneficial owner of more than 5% of the shares issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Evan H. Zucker (Director and Chief Executive Officer)	200	*
All director and officers as a group	200	*

*
Less than 1%

(1)
Beneficial ownership includes outstanding shares and shares that any person has the right to acquire within 60 days after the date of this table. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under U.S. securities laws, directors, certain executive officers and certain persons holding more than 10% of our common stock are required to report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. However, during 2003 we were not subject to these requirements.

PROPOSAL YOU MAY VOTE ON

Proposal 1. Election of directors

        At the annual meeting, you and the other shareholders will elect all seven members of our Board of Directors. Those persons elected will serve as directors until the 2005 annual meeting or until they otherwise resign or are removed from the board. The Board of Directors has nominated the following people for re-election as directors:

  Thomas G. Wattles
  Evan H. Zucker
  James R. Mulvihill
  Tripp H. Hardin, III
  Robert F. Masten
  John C. O'Keeffe
  Lars O. Soderberg

        Each of the nominees for director is a current member of our Board of Directors. Detailed information on each nominee is provided above under "Other Board Matters—Director Nominees and Executive Officers."

        If you return a properly executed proxy card, unless you direct them to withhold your votes, the individuals named as proxies will vote your shares FOR the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required; Recommendation

        Each of the seven nominees for re-election as a director will be elected at the annual meeting if a plurality of shares present in person or by proxy and entitled to vote at the annual meeting vote in favor of such director for re-election. A properly executed proxy marked "FOR all nominees listed" will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked "FOR all nominees listed EXCEPT those whose names are written in the space provided" will be considered a vote in favor of all nominees except those nominees you specifically list. A properly executed proxy marked "WITHHOLD AUTHORITY for all nominees listed" will be considered a vote against all directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        A shareholder's proposal intended to be presented at the Company's Annual Meeting of Shareholders in 2005 must be received by the Company on or before January 1, 2005 in order to be included in the Company's proxy statement and proxy card relating to that meeting. Any shareholder who desires to bring a proposal at the Company's Annual Meeting of shareholders in 2005, without including such proposal in the Company's proxy statement, must deliver written notice thereof to the Secretary of the Company not before January 1, 2005 and not later than March 15, 2005, in the manner and form required by the Company's By-Laws. The Company will furnish, without charge, a copy of its By-Laws to any shareholder of the Company requesting such By-Laws. Requests for the Company's By-Laws should be made in writing to the Company, 518 17th Street, Suite 1700, Denver, Colorado 80202.

OTHER MATTERS

        Our management does not intend to bring any other matters before the Meeting and knows of no other matters that are likely to come before the Meeting. In the event any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their best judgment on such matters.

        We urge you to submit your vote on the accompanying proxy card by completing, signing, dating and returning it in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the Meeting in person.

By Order of the Board of Directors

Evan H. Zucker Chief Executive Officer and Secretary Denver, Colorado April 29, 2004

APPENDIX A
AUDIT COMMITTEE CHARTER
DIVIDEND CAPITAL TRUST INC.

AUDIT COMMITTEE CHARTER
Mission

        The Audit Committee of Dividend Capital Trust Inc. (the "Company") is a standing committee of the Board of Directors of the Company. Through communication with the Company's senior management and independent auditors, the Audit Committee receives financial information and oversees the financial reporting process and the internal controls established by management.

        Although the Audit Committee has the responsibilities and powers set forth in this Charter, the function of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the work of the independent auditors.

        The independent auditors are ultimately accountable to the Board of Directors of the Company and the Audit Committee. The Board of Directors, on the basis of the recommendation of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to select the independent auditors to be proposed for stockholder ratification in the proxy statement).

Composition

        The Audit Committee shall be comprised of three or more directors designated by the Board of Directors on an annual basis. A majority of the members of the Audit Committee shall be independent directors and shall be free from any relationship that in the opinion of the Board of Directors would interfere with the exercise of their independent judgment as members of the Audit Committee. Unless a Chairman is elected by the full Board of Directors, the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

Meetings

        The Audit Committee shall hold such regular meetings as it deems necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants. The Audit Committee shall meet at least one time per year.

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Committee shall:

Annual Report

  1.
  Review the Corporation's annual financial statements and make a recommendation to the Board of Directors whether they should be included in the Company's Annual Report on Form 10-K.

  2.
  Review with management and the independent accountants each Form 10-K prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

  3.
  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine their independence and shall receive from them the disclosures regarding their independence required by Independence Standards Board Standard No. 1.

  4.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  5.
  Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

Financial Reporting Processes

  6.
  Meet with independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent accountants.

  7.
  Review with the independent accountants and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such controls, with emphasis on the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  8.
  Consider the independent and accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  9.
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountant's or management.

  10.
  Following completion of the annual audit, review with the independent accountants the matters covered by Statement of Auditing Standard No. 61, including (a) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; (b) methods used to account for significant unusual transactions; (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; and (d) the process used by management in formulating any particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates.

  11.
  Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements, including whether there were any disagreements with regard to the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

  12.
  Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Matters

  13.
  Review with counsel legal matters that could have a significant impact on the Company's financial statements.

Report of Audit Committee

  14.
  Deliver a report for inclusion in the Proxy Statement of the Company for its Annual Meeting of Shareholders as required by the rules of the Securities and Exchange Commission.

PROXY

DIVIDEND CAPITAL TRUST INC.
ANNUAL MEETING OF SHAREHOLDERS—JUNE 15, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Dividend Capital Trust Inc., a Maryland corporation, hereby appoints Evan H. Zucker and Thomas G. Wattles and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Shareholders of the Company to be held at 518 17th Street, Suite 1700, Denver, Colorado on June 15, 2004, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

        The Board of Directors recommends a vote "FOR" for all nominees listed in Proposal 1, as described in the proxy statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

☒
Please mark vote as in this Example

        THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTOR,

1.    Election of Directors.

FOR all nominees listed	FOR all nominees listed EXCEPT those whose names are written in the space provided	WITHHOLD AUTHORITY for all nominees listed
☐	☐	☐

Nominees: Thomas G. Wattles; Evan H. Zucker; James R. Mulvihill; Tripp H. Hardin, III; Robert F. Masten; John C. O'Keeffe; and Lars O. Soderberg

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.    With discretionary authority upon such other matters as may properly come before this meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title. Signature Date

QuickLinks

CERTAIN INFORMATION ABOUT MANAGEMENT
OTHER BOARD MATTERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK OWNERSHIP
PROPOSAL YOU MAY VOTE ON
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER DIVIDEND CAPITAL TRUST INC.
Composition
Meetings
Responsibilities and Duties